For Immediate Release

Microbot Medical Inc. Reports First Quarter 2017 Financial Results and Recent Development Progress

Hingham, MA – May 15, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today reported financial and operational results for the quarter ended March 31, 2017, as well as recent corporate progress.

“During the first quarter, we made significant progress advancing our TipCAT and ViRob technology platforms, including several achievements that will act as powerful catalysts in the second half of the year,” commented Harel Gadot, CEO, President and Chairman. “We have partnered with leading academic institutions to validate our technology and strengthened our management team and Board of Directors to ensure we have the additional experience and expertise to continue executing our short and long term goals.”

First Quarter 2017 and Recent Key Achievements

●	Initiated pre-clinical safety and efficacy studies at two leading US institutions to evaluate the Company’s revolutionary self-cleaning shunt (SCS), which is designed to prevent obstruction in Cerebrospinal Fluid Catheters.
●	Received an issuance of allowance for a patent covering a device for the prevention of shunt stenosis, specifically in the hemodialysis space. The Company believes this provides another area of future growth as well as an additional layer of protection to its innovative technology platforms, extending beyond its current IP protected applications.
●	Enhanced its Board of Directors with the addition of Martin Madden, a seasoned healthcare executive who had spent his entire career in the medical device market, primarily at Johnson & Johnson.
●	Expanded the management team with the addition of Eran Cohen, Director of Business Development. Mr. Cohen is a proven leader in the medical device space and his primary focus will be on continuing the Company’s partnerships and collaborative activities as well as continue exploring areas of growth opportunities leveraging the Company’s two technology platforms, TipCAT and ViRob.
●	Strengthened balance sheet with proceeds of $3.5 million from the sale of the Company’s common stock.

Near-term Milestones

●	Anticipate initial research results from the in-vitro feasibility study on its self-cleaning shunt. The study is being conducted at Wayne State University and the primary objective of the study is to test and finalize the design of the Company’s device.
●	Expect to have a validation prototype of TipCAT and initiate pre-clinical studies by the end of the year. The Company’s initial application is focused on the colon, and other diagnostic and therapeutic endoscopic procedures such as Chronic Total Occlusion (CTO), urethroscopy and catheterization.
●	Additional patent approvals are expected, both in the US and ex-US, to further strengthen the Company’s IP portfolio.

Financial Results

For the quarter ended March 31, 2017, the Company incurred a net loss of $1.3 million, or $0.04 per share, compared to a net loss of $0.276 million, or $0.01 per share, in March 31, 2016. Research and development expenses for the quarter ended March 31, 2017 were $0.184 million compared to $0.219 million for the same period in 2016. General and administrative expenses increased to $1.049 million from $0.06 million for the same period in 2016.

At March 31, 2017, Microbot Medical had cash and cash equivalents of $5.0 million. The Company continues to believe it has the resources to execute its development and FDA submission plans.

About Microbot Medical, Inc.

Microbot was founded in 2010, which commenced operations in 2011, and became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group

Michael Polyviou

mpolyviou@evcgroup.com

646-445-4800

(tables to follow)

MICROBOT MEDICAL INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data)

	As of March 31,	As of December 31,
	2017	2016
	Unaudited	Audited

ASSETS

Current assets:

Cash and cash equivalents	$5,002	$2,709
Other receivables	606	606
Total Current assets	5,608	3,315

Fixed assets, net	69	53

Total assets	$5,677	$3,368

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Trade payables	$300	$512
Accrued liabilities	518	271
Total current liabilities	818	783

Long term liabilities:
Convertible notes	245	76
Derivative warrant liability	225	313

Total liabilities	1,288	1,172

Commitments

Temporary equity:
Common stock of $0.01 par value; issued and outstanding: 10,702,838 shares as of March 31, 2017	500	500

Shareholders’ equity (deficit):
Preferred stock of $0.01 par value (Microbot Medical Inc.);
Authorized: 1,000,000 shares as of March 31, 2017 and December 31, 2016;
Issued and outstanding: 9,736 shares as of March 31, 2017 and December 31, 2016;	(*)	(*)
Common stock of $0.01 par value; Authorized: 220,000,000 shares as of March 31, 2017 and December 31, 2016; Issued and outstanding: 16,548,495 and 15,848,136 shares as of March 31, 2017, and December 31, 2016, respectively	273	266
Additional paid-in capital	17,958	14,465
Accumulated deficit	(14,342)	(13,035)
	3,889	1,696

	$5,677	$3,368

(*)       Less than 1

MICROBOT MEDICAL INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

U.S. dollars in thousands

(Except share data)

	Three Months ended
	March 31,
	2017	2016

Research and development expenses, net	$184	$219

General and administrative expenses	1,049	66

Operating loss	(1,233)	(285)

Financing income (expenses), net	(74)	9

Net loss	$(1,307)	$(276)

Basic and diluted loss per share	$(0.04)	$(0.01)

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